Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 2 to Form F-1, of our report dated July 7, 2022, relating to the financial statements of Decarbonization Plus Acquisition Corporation II, which is contained in that Prospectus, and to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 16, 2022